AGENCY AND ASSIGNMENT AGREEMENT AND AMENDMENT NO. 1 TO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS

This AGENCY AND ASSIGNMENT AGREEMENT AND AMENDMENT NO. 1 TO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (this “Agreement”), dated as of October 21, 2010, is entered into by and is among GE CAPITAL FINANCIAL INC., a Utah industrial loan corporation (“GECFI”; and in its capacities as the successor Administrative Agent (as such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement described below) and as the successor Collateral Agent, collectively, the “Successor Agent”), JEFFERIES FINANCE LLC (“Jefferies”; and in its capacities as the existing Administrative Agent and as the existing Collateral Agent, collectively, the “Existing Agent”), the Lenders signatory hereto, Jefferies, as the existing Issuing Bank (in such capacity, the “Existing Issuing Bank”), GECFI as the successor Issuing Bank (in such capacity, the “Successor Issuing Bank), EL POLLO LOCO, INC., as the borrower (“Borrower”) and EPL INTERMEDIATE, INC., as a guarantor (“Holdings”).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, the Lenders, Jefferies, as the Existing Issuing Bank, and as the Existing Agent and the other Agents signatory thereto are parties to that certain Credit Agreement dated as of May 22, 2009 (as amended, restated, supplemented or otherwise modified to the date hereof, the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Existing Issuing Bank has directly or indirectly through Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) caused the Letters of Credit listed on Schedule 1.01(f) attached hereto (collectively, the “Existing Letters of Credit”) to be issued under the Credit Agreement prior to the Effective Date (as defined herein) for the account of Borrower; and

WHEREAS, pursuant to that certain Assignment and Acceptance, dated as of the date hereof, by and between Jefferies, as assignor, and GECFI, as assignee, and accepted and consented to by Borrower and the Successor Agent (the “Loan Assignment”), Jefferies as the only Lender under the Credit Agreement will assign to GECFI and GECFI will assume all of Jefferies’ rights and obligations as a Lender under the Credit Agreement, including the Loan and Commitment outstanding as of the Effective Date; and

WHEREAS, Jefferies desires to resign as the Administrative Agent, the Collateral Agent and the Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter (as hereinafter defined)); and

WHEREAS, the Lenders desire to appoint GECFI as the successor Administrative Agent and the successor Collateral Agent under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter); and

WHEREAS, the parties hereto desire to appoint GECFI as the successor Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter); and

WHEREAS, the parties hereto desire to consent to each such resignation and appointment and to amend the Loan Documents as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.      Resignations and Appointments of Agency Roles.  Jefferies hereby resigns as the Administrative Agent and the Collateral Agent under the Credit Agreement and the other Loan Documents (except that certain confidential Fee Letter, dated as of May 22, 2009, among Holdings, Borrower and Jefferies Finance LLC (the “Jefferies Fee Letter”), effective as of the Effective Date (as hereinafter defined), and each of the other parties hereto hereby accepts such resignation and waives any requirement and other provision to the contrary under the Credit Agreement and/or the other Loan Documents with respect to such resignation, including, without limitation, any notice requirement.  The Lenders hereby appoint GECFI as the successor Administrative Agent and the successor Collateral Agent under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter), and each of the other parties hereto hereby consents to each such appointment and waives any requirement or other provision to the contrary under the Credit Agreement and/or the other Loan Documents with respect to each such appointment, including, without limitation, any notice requirement.  GECFI hereby accepts such appointment as the successor Administrative Agent and the successor Collateral Agent under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter), effective as of the Effective Date, and agrees to serve in such capacities pursuant to the relevant terms of the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter).  Each of the parties hereto hereby confirms that, effective as of the Effective Date, notwithstanding anything in the Credit Agreement and/or the other Loan Documents to the contrary, GECFI shall be vested with all the rights, powers, privileges and duties of the Administrative Agent and the Collateral Agent under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) and Jefferies shall be discharged from its duties and obligations as the Administrative Agent and the Collateral Agent under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) (it being understood and agreed that, after the Effective Date, pursuant to Section 10.06 of the Credit Agreement, the provisions of Article X, Section 11.03 and Sections 11.08 to 11.10 of the Credit Agreement, shall continue in effect for the benefit of, and the provisions of Section 11.12 of the Credit Agreement shall continue to bind up to the one year anniversary of the Effective Date, Jefferies as the retiring Administrative Agent and the retiring Collateral Agent, its sub-agents and Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent and Collateral Agent).

2.      Resignation and Appointment of Issuing Bank.  Jefferies hereby resigns as the Existing Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter), such resignation to be effective as of the Effective Date, and each of the other parties hereto hereby accepts such resignation and waives any requirement or other provision to the contrary under the Credit Agreement and/or the other Loan Documents with respect to such resignation, including, without limitation, any notice requirement.  Each of the parties hereto hereby (i) appoints GECFI as the Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) and (ii) consents to such appointment and waives any requirement or other provision to the contrary under the Credit Agreement and/or the other Loan Documents with respect to each such appointment, including, without limitation, any notice requirement.  GECFI hereby accepts such appointment as the Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) effective as of the Effective Date, and agrees to serve in such capacities pursuant to the relevant terms of the Credit Agreement and the other Loan Documents.  Each of the parties hereto hereby confirms that, effective as of the Effective Date, notwithstanding anything in the Credit Agreement and/or the other Loan Documents to the contrary, GECFI shall be vested with all the rights, powers, privileges and duties of an Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) and Jefferies shall be discharged from its duties and obligations as the Existing Issuing Bank under the Credit Agreement and the other Loan Documents (except the Jefferies Fee Letter) (it being understood and agreed that, after the Effective Date, the provisions of Section 11.03 and Sections 11.08 to 11.10 of the Credit Agreement, shall continue in effect for the benefit of, and the provisions of Section 11.12 of the Credit Agreement shall continue to bind up to the one year anniversary of the Effective Date, the Existing Issuing Bank, its sub-agents and Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as the Issuing Bank).

3.      Amendments.  Effective as of the Effective Date:

3.1           Each reference to “Administrative Agent” in the Credit Agreement and each of the other Loan Documents (except the Jefferies Fee Letter) to which one or more parties hereto (and no other Person) are parties and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof shall mean a reference to GECFI as the “Administrative Agent”.

3.2           Each reference to “Collateral Agent” in the Credit Agreement and each of the other Loan Documents (except the Jefferies Fee Letter) to which one or more parties hereto (and no other Person) are parties and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof shall mean a reference to GECFI as the “Collateral Agent”.

3.3           Each reference to “Issuing Bank” in the Credit Agreement and each of the other Loan Documents (except the Jefferies Fee Letter) to which one or more parties hereto (and no other Person) are parties and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof shall mean a reference to GECFI as the “Issuing Bank”.

3.4           Each reference to “Lender” in the Credit Agreement and each of the other Loan Documents (except the Jefferies Fee Letter), to which one or more parties hereto (and no other Person) are parties and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof shall no longer mean a reference to Jefferies as a “Lender” but it shall mean a reference to GECFI as a “Lender”.

3.5           Each reference to Jefferies as “Arranger”, “Book Manager”, “Documentation Agent” and “Syndication Agent” in the Credit Agreement and each of the other Loan Documents to which one or more parties hereto (and no other Person) are parties and all other agreements, documents or instruments previously or hereafter executed and delivered pursuant to the terms hereof is hereby deleted in its entirety.

3.6           The Credit Agreement is hereby amended as follows:

(a)           The defined terms “Administrative Agent”, “Agent”, “Collateral Agent”, “Fee Letter”, “Issuing Bank”, “Letter of Credit” and “Secured Parties” appearing in Section 1.01 of the Credit Agreement are amended and restated to read in their entirety as follows:

“Administrative Agent” shall mean GE Capital Financial Inc. in its capacity as administrative agent for the Lenders hereunder and each other person appointed as the successor administrative agent pursuant to Article X.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Collateral Agent” shall mean GE Capital Financial Inc. in its capacity as collateral agent for the Secured Parties and each other person appointed as the successor collateral agent pursuant to Article X.

“Fee Letter” shall mean (a) at all times prior to the First Amendment Date, the Jefferies Fee Letter and (b) from and after the First Amendment Date, the GECFI Fee Letter.

“Issuing Bank” shall mean, as the context may require, (a) GE Capital Financial Inc., (b) any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to the Administrative Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder (it being understood and agreed that, if a Letter of Credit is proposed to be issued hereunder that is acceptable to an Issuing Bank hereunder and such Issuing Bank is willing to issue such Letter of Credit pursuant to the terms hereof but such Issuing Bank is not acceptable to a proposed beneficiary, Borrower and the Administrative Agent will cooperate to identify a bank or other legally authorized Person reasonably acceptable to the Administrative Agent which would be acceptable to such beneficiary as an issuer of such Letter of Credit), or (c) collectively, all of the foregoing.

“Letter of Credit” shall mean the GECFI Letter of Credit and any other Standby Letter of Credit issued or to be issued by an Issuing Bank after the First Amendment Date for the account of Borrower or one of its Subsidiaries pursuant to Section 2.18.

“Secured Parties” shall mean, collectively with respect to the Obligations, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders.

(b)           The defined terms “Existing Letters of Credit”, “First Amendment Date”,  “GECFI Fee Letter”, “Jefferies Fee Letter”, “GECFI Letter of Credit” are inserted in Section 1.01 of the Credit Agreement in their proper alphabetical position to read in their entirety as follows:

“Existing Letters of Credit” shall mean each letter of credit, as amended from time to time, issued through Wells Fargo Bank, National Association (as successor by merger to Wachovia Bank, National Association) for the account of Borrower prior to the First Amendment Date that is outstanding on the First Amendment Date and that is identified in Schedule 1.01(f).

“First Amendment Date” shall mean October 21, 2010.

“GECFI Letter of Credit” shall mean that certain irrevocable standby letter of credit, #SE450797W, dated October 19, 2010, by GE Capital Financial Inc. for the benefit of Jefferies Finance LLC.

“GECFI Fee Letter” shall mean that certain confidential Fee Letter, dated as of the First Amendment Date, among Holdings, Borrower and GE Capital Financial Inc.

“Jefferies Fee Letter” shall mean that certain confidential Fee Letter, dated as of May 22, 2009, among Holdings, Borrower and Jefferies Finance LLC.

(c)           Schedule 1.01(f) attached hereto is attached to the Credit Agreement as Schedule 1.01(f) thereto.

(d)           Section 2.05(c) of the Credit Agreement is amended by inserting the following sentence at the end thereof, which shall read in its entirety as follows:

“Notwithstanding any of the foregoing to the contrary, with respect to the GECFI Letter of Credit, the LC Participation Fee and the Fronting Fee shall accrue and shall be payable on that portion of the aggregate amount available to be drawn under GECFI Letter of Credit that is equal to the aggregate amount available to be drawn under the outstanding Existing Letters of Credit and shall not accrue or be payable on that portion of the aggregate amount available to be drawn under GECFI Letter of Credit that exceeds the aggregate amount available to be drawn under the outstanding Existing Letters of Credit.”

(e)           Section 2.14(a) of the Credit Agreement is amended by replacing the phrase “All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022 Attn: El Pollo Loco Account Manager,” with the phrase “All such payments shall be made to the Administrative Agent at 6510 Millrock Drive, Suite 200, Salt Lake City, UT  84121-5996 or such other address for payment as Agent may from time to time specify in accordance with Section 11.01, including payments utilizing the ACH system, and shall be by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder)”

(f)           Section 2.18(a) of the Credit Agreement is amended by replacing the phrase “and the Issuing Bank agrees, to issue Letters of Credit” appearing therein with the phrase “and the Issuing Bank agrees, to issue Letters of Credit (denominated in Dollars)”.

(g)           Section 2.18(e)(i) of the Credit Agreement is amended by replacing the phrase “Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank” appearing therein with the phrase “Borrower shall reimburse such LC Disbursement by paying to such Issuing Bank or to the Administrative Agent for the benefit of such Issuing Bank”.

(h)           Section 9.01(a) of the Credit Agreement is amended by replacing the phrase “The Collateral Agent is hereby authorized to establish and maintain at its office (or, at the Collateral Agent’s discretion, at the office of its designee from time to time) at 520 Madison Ave. New York, New York 10022, in the name of the Collateral Agent and pursuant to one or more Control Agreements” appearing therein with the phrase “The Collateral Agent is hereby authorized to establish and maintain, in the name of the Collateral Agent and pursuant to one or more Control Agreements”.

(i)           Section 11.06 of the Credit Agreement is amended by replacing the phrase “and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns” appearing therein with the phrase “and thereafter shall be binding upon and inure to the benefit of the parties hereto and each Issuing Bank receiving the benefits of the Loan Documents and their respective successors and assigns”.

(j)           Section 11.01(a)(ii) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(ii)	if to the Administrative Agent or the Collateral Agent, to it at:

GE Capital Financial Inc. c/o
General Electric Capital Corporation
8377 East Hartford Drive, Suite 200
Scottsdale, Arizona 85255
Attention: Capital Markets
Telecopy No.: 480-563-6735

With a copy to:

GE Capital Financial Inc.
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attention: Chief Financial Officer

And with a copy to:

Latham & Watkins LLP,
233 South Wacker Drive
Chicago, Illinois, 60606
Attention: Jeff Moran
Telecopy No.:  (312) 876-7712;”

(k)	Section 11.01(a)(iv) of the Credit Agreement is amended and restated to read in its entirety as follows:

(iv) if to the Issuing Bank, to it at:

GE Capital Financial Inc. c/o
General Electric Capital Corporation
8377 East Hartford Drive, Suite 200
Scottsdale, Arizona 85255
Attention: Capital Markets
Telecopy No.: 480-563-6735

With a copy to:

GE Capital Financial Inc.
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attention: Chief Financial Officer

4.      Letters of Credit.

4.1           GECFI will issue on the Effective Date the Letter of Credit for the benefit of Jefferies Finance LLC, in form and substance satisfactory to it and Borrower, and with an expiry date of October 15, 2011 (the “GECFI Letter of Credit”).

4.2           GECFI and Borrower hereby acknowledges and agrees that if (i) any of the Existing Letters of Credit listed as item (ii) or (iii) on Schedule 1.01(f) hereto is not replaced on or prior to February 15, 2011, (ii) the Existing Letter of Credit listed as item (i) on Schedule 1.01(f) hereto is not replaced on or prior to March 15, 2011, or (iii) the Existing Letter of Credit listed as item (iv) on Schedule 1.01(f) hereto is not replaced on or prior to July 1, 2011, then Jefferies may issue or cause to be issued by Wells Fargo Bank, National Association a notice of nonrenewal for any such Existing Letter of Credit.

4.3           Borrower, Holdings, the Lenders, the Existing Issuing Bank, the Existing Agent, and the Successor Agent each agree that upon the effectiveness of this Agreement on the Effective Date, (i) the Existing Issuing Bank is no longer an Issuing Bank under the Credit Agreement and each of the other Loan Documents; and (ii) the Existing Letters of Credit no longer constitute Letters of Credit under the Credit Agreement.

5.      Fee Letters. Borrower, Holdings, Jefferies and GECFI each agree that prior to the effectiveness of this Agreement on the Effective Date, the applicable fee letter is the Jefferies Fee Letter and on and after the effectiveness of this Agreement on the Effective Date, the applicable fee letter is the GECFI Fee Letter, which shall supersede and replace in its entirety the Jefferies Fee Letter.

6.      Assignment and Assumption.  Effective immediately prior to the effectiveness of its resignation as the Administrative Agent and the Collateral Agent, under the Credit Agreement and the other Loan Documents, (i) Jefferies hereby assigns and transfers to GECFI, and GECFI hereby accepts and assumes as the successor Administrative Agent and the successor Collateral Agent, all of Jefferies’ rights, duties, and obligations as the Administrative Agent and the Collateral Agent under the Credit Agreement and the other Loan Documents and (ii) Jefferies hereby assigns to GECFI as successor Collateral Agent, and GECFI hereby accepts and assumes as the successor Collateral Agent, all Liens granted in favor of the Collateral Agent under the Security Agreements and the other Security Documents.  Notwithstanding anything herein or otherwise to the contrary, each Loan Party agrees that all of such Liens granted by any Loan Party pursuant to the Security Agreements and the other Security Documents shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by such Loan Party.  Jefferies as the existing Collateral Agent and each Loan Party hereby authorize GECFI in its capacity as successor Collateral Agent to file financing statements and other documents covering the Collateral described in the Security Agreements and the other Security Documents and the proceeds thereof.

7.      Return of Payments.  In the event that after the Effective Date Jefferies receives any principal, interest or other amount owing to any Lender or either Agent, Jefferies agrees that such payment shall constitute property of the applicable Lender or Agent and Jefferies shall return such payment to the applicable Lender or Agent.

8.      Representations and Warranties.  Existing Agent hereby makes the following representations and warranties to GECFI:

8.1           Loan Status.  Schedule I which is attached hereto sets out (i) the outstanding principal amount of, and any accrued interest payable on, the Loans as of the date hereof, and (ii) any other fees, charges and expenses due and payable to the Existing Agent (whether for its account or the account of the Lenders) under the Loan Documents as of the date hereof.

8.2           Documents.  There have been no amendments, supplements, waivers or consents to the Loan Documents prior to the date hereof except as set forth in Schedule II which is attached hereto.

9.      Covenants.

9.1            Jefferies covenants and agrees that it will, in each case:  (a) deliver, or cause to be delivered, promptly to the Successor Agent executed versions of the Credit Agreement and the other Loan Documents; provided that Jefferies will deliver executed originals of such documents if such documents are readily available to Jefferies and the Successor Agent reasonably deems it is necessary to have such an executed original in its possession, (b) deliver, or cause to be delivered, promptly to the Successor Agent, copies of any written notices or documents with respect to the Credit Agreement which are received on or after the date hereof and which are delivered by any Loan Parties to Jefferies, or by Jefferies to Borrower or any other Loan Party, (c) execute all documents, agreements or instruments as may be reasonably requested by the Successor Agent to transfer the rights, privileges, duties and obligations of the Existing Agent under the Loan Documents to the Successor Agent, and (d) take all actions reasonably requested by the Successor Agent or its representatives to facilitate the transfer of information to the Successor Agent in connection with the Loan Documents.

9.2            Each of the Loan Parties hereby consents to all actions taken by Jefferies and the Successor Agent pursuant to this Section 10.

10.      Reference To And Effect Upon The Credit Agreement and the other Loan Documents.

10.1           The Credit Agreement and the other Loan Documents shall remain in full force and effect, as they may be amended or affected hereby, and are hereby ratified and confirmed.

10.2           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Agreement, each reference in the Credit Agreement or any other Loan Document to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement or such Loan Document as amended or affected hereby.

11.      Effective Date.  This Agreement shall become effective on the date each of the following condition precedents are satisfied (such date being the “Effective Date“):

11.1           each of the parties hereto shall have delivered the executed counterpart of this Agreement;

11.2           the Existing Agent shall have paid to Successor Agent, in immediately available funds, at the account indicated on Schedule III attached hereto, an amount equal to $17,342.47 which represents the Annual Administration Fee pro rated for the period beginning on the Effective Date and ending on May 22, 2011, and which shall be fully earned when paid and which shall not be refunded for any reason;

11.3           the Borrower shall have paid to the Existing Issuing Bank all of the Fronting Fees that have accrued with respect to the Existing Letters of Credit prior to the First Amendment Date and that are set forth on Schedule I hereto; and

11.4           upon the effectiveness of Section 2 hereof (which shall be effective immediately prior to all other provisions hereof upon satisfaction of condition set forth in Section 12.1 above), the Successor Issuing Bank shall have issued the GECFI Letter of Credit.  Failure of GECFI to issue the GECFI Letter of Credit shall render the effectiveness of Section 2 hereof and this Agreement null and void.

12.      Miscellaneous.

(a)           Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)           This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)           This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(d)           Any legal action or proceeding with respect to this Agreement or any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Loan Party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of any Agent or Jefferies to commence any proceeding in the federal or state courts of any other jurisdiction to the extent such Agent or Jefferies determines that such action is necessary or appropriate to exercise its rights or remedies under this Agreement and the other Loan Documents.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.  Each Loan Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement or any Loan Document by any means permitted by applicable Legal Requirements, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in the Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein).  Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing contained in this clause (d) shall affect the right of any Agent or any Lender or Jefferies to serve process in any other manner permitted by applicable Legal Requirements or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

(e)           Each party hereto hereby irrevocably waives, to the fullest extent permitted by the applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Documents.

(f)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agency and Assignment Agreement and Amendment No. 1 to the Credit Agreement and other Loan Documents to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EPL INTERMEDIATE, INC., as Holdings and as a guarantor

By:	/s/ Gary Campanaro
Name: Gary Campanaro
Title: Chief Financial Officer and Treasurer

EL POLLO LOCO, INC., as Borrower

By:	/s/ Gary Campanaro
Name: Gary Campanaro
Title: Chief Financial Officer and Treasurer

JEFFERIES FINANCE LLC,
as sole Lender, Existing Agent, and Existing Issuing Bank

By:
Name:
Title:

GE CAPITAL FINANCIAL INC., .a Utah industrial loan corporation, as Successor Agent and successor Issuing Bank

By:
Name:
	Title:	Duly Authorized Signature

Schedule 1.01 (f) (Existing Letters of Credit)

(i) the Letter of Credit #SM234792W issued by Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association (“Wells”) on May 26, 2009 and with an expiry date of June 1, 2011, for the benefit of Southern California Edison for the account of Borrower in the face amount of $550,000.

(ii) the Letter of Credit #SM234795W issued by Wells on May 26, 2009 and with an expiry date of April 21, 2011, for the benefit of Ace American Insurance Company for the account of Borrower in the face amount of $5,000,000.

(iii) the Letter of Credit #SM234793W issued by Wells on May 26, 2009 and with an expiry date of April 21, 2011, for the benefit of State of California--Self Insurance Plan for the account of Borrower in the face amount of $637,819.

(iv) the Letter of Credit #SM237467W and with an expiry date of September 1, 2011, issued by Wells on July 13, 2010 for the benefit of Tiger Natural Gas and for the account of Borrower in the face amount of $250,000.

Schedule I (Loan Status)

(i) the outstanding principal amount of, and any accrued interest payable on, the Loans as of the date hereof: None.

(ii) any other fees, charges and expenses due and payable to the Existing Agent (whether for its account or the account of the Lenders) under the Loan Documents as of the date hereof: $ 27,007.49.

Schedule II (Amendments, Supplements, Waivers or Consents to the Loan Documents)

None.

Schedule III (Account of Successor Agent)

Bank:  Bank of America
ABA:   111-000-012
Acct Name:  GE Capital Financial, Inc.
Acct#:  4426954312
RE:  El Pollo Loco - ILC 1476